Exhibit 99.1

Contact:	Michael Bermish
Investor Relations Officer
(803) 835-2238
FOR IMMEDIATE RELEASE
BOARD OF DIRECTORS TO EXPLORE STRATEGIC ALTERNATIVES FOR WELLMAN
WELLMAN REPORTS RESULTS FOR THIRD QUARTER 2007
October 29, 2007, Fort Mill, SC – Wellman, Inc. (NYSE: WLM) announced that it will be exploring strategic alternatives for the Company and reported its results for the third quarter 2007. Tom Duff, Wellman’s Chairman and Chief Executive Officer, stated, “Our Board has decided to explore strategic alternatives for Wellman before we begin the task of refinancing our debt in 2008. We have engaged Lazard Frères & Co. LLC, an investment bank with extensive experience in chemical M&A transactions, and hope to expeditiously conclude this process. We are further streamlining our operations and expect to reduce our 2008 costs by $20-$25 million compared to 2007 levels.”
Wellman reported a net loss from continuing operations attributable to common stockholders of $26.3 million, or $0.81 per share, for the quarter ended September 30, 2007. This compares to a net loss from continuing operations attributable to common stockholders of $37.9 million, or $1.19 per share, for the same period in 2006. For the first nine months of 2007, Wellman reported a net loss from continuing operations attributable to common stockholders of $66.1 million, or $2.05 per share, compared to a net loss from continuing operations attributable to common stockholders of $68.7 million, or $2.15 per share, for the same period in 2006.
Mr. Duff stated, “Our financial results in the third quarter were negatively impacted by increased competitive pressures as new PET resin capacities were fully introduced into the NAFTA market.”
Keith Phillips, Wellman’s Chief Financial Officer, added, “Despite disappointing third quarter results, we were able to reduce our outstanding debt by $21.2 million, primarily as a result of the sale of our European recycled-based fiber business.”

The following table summarizes our results for the five quarters ending with the third quarter of 2007.

(in millions, except per share data)	3Q 06	4Q 06	1Q 07	2Q 07	3Q 07
Net Sales	$307.6	$289.2	$319.2	$299.9	$270.8
Gross Profit	10.0	3.9	3.0	8.8	(0.4)
SG&A Expenses	12.3	12.5	11.7	9.9	10.9

Operating Loss Excluding Other Items	(2.3)	(8.6)	(8.7)	(1.1)	(11.3)
Other Items	35.2	21.2	0.3	(8.1)	(1.4)

Operating Income (Loss)	(37.5)	(29.8)	(9.0)	7.0	(9.9)
Interest Expense, net	15.7	15.3	15.1	15.2	16.0

Loss from Continuing Operations Before
Income Tax Expense (Benefit)	(53.2)	(45.1)	(24.1)	(8.2)	(25.9)
Income Tax Expense (Benefit)	(18.9)	(6.9)	—	—	(3.6)

Loss from Continuing Operations	(34.3)	(38.2)	(24.1)	(8.2)	(22.3)
Earnings (Loss) from Discontinued Operations, net of tax	(1.3)	(10.9)	(0.2)	(3.2)	4.3

Net Loss	(35.6)	(49.1)	(24.3)	(11.4)	(18.0)
Accretion	(3.6)	(3.8)	(3.7)	(3.8)	(4.0)

Net Loss Attributable to Common Stockholders	($39.2)	($52.9)	($28.0)	($15.2)	($22.0)

Basic and Diluted Net Loss per Common Share:
Net Loss Attributable to Common Stockholders from Continuing Operations	($1.19)	($1.32)	($0.86)	($0.37)	($0.81)
Net Earnings (Loss) Attributable to Common Stockholders from Discontinued Operations	(0.04)	(0.34)	(0.01)	(0.10)	0.13

Net Loss Attributable to Common Stockholders	($1.23)	($1.66)	($0.87)	($0.47)	($0.68)

The financial results of our European fibers and PET resins operations are reflected in Discontinued Operations and not in the Loss from Continuing Operations.
Other Items included in Operating Income (Loss) for the same periods were comprised of the following:

(in millions)	3Q 06	4Q 06	1Q 07	2Q 07	3Q 07
Johnsonville Fibers Disposal Costs, net	$34.1	($0.8)	($1.0)	($1.1)	($1.0)
Hurricane Katrina Costs, net	0.9	(6.6)	0.2	(6.1)	—
Sale of Assets, net	—	—	—	(1.4)	—
Restructuring Charges	—	—	2.9	0.2	—
Legal and Settlement Costs	—	—	(1.9)	—	—
Goodwill Impairment	—	33.4	—	—	—
Pension Actuarial Gains	—	(2.6)	—	—	—
Miscellaneous	0.2	(2.2)	0.1	0.3	(0.4)

Total Other Items	$35.2	$21.2	$0.3	($8.1)	($1.4)

EBITDA
We have provided the non-GAAP measure, “EBITDA, as defined” because our major debt agreements use this measurement as a key component which affects our ability to incur additional indebtedness, make investments, and make certain restricted payments, such as dividends. It is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we use EBITDA, as defined because it excludes items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing operating performance. We provide EBITDA, as defined as an additional measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank us with other companies with differing capital structures. We also believe it assists investors in analyzing our future ability to pay dividends, which is a key component in many investment decisions. Our Board, our chief decision maker, and senior management use EBITDA, as defined to evaluate the operating performance of our business segments. EBITDA, as defined, is calculated in accordance with our debt agreements by adding Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation & Amortization and Permitted Adjustments.
The following table reconciles Loss from Continuing Operations to EBITDA, as defined for the most current five quarters.

(in millions)	3Q 06	4Q 06	1Q 07	2Q 07	3Q 07
Loss from Continuing Operations	($34.3)	($38.2)	($24.1)	($8.2)	($22.3)
Income Tax Expense (Benefit)	(18.9)	(6.9)	—	—	(3.6)
Interest Expense, net	15.7	15.3	15.1	15.2	16.0
Depreciation & Amortization	15.9	15.1	15.8	16.0	13.3
Permitted Adjustments	37.6	22.4	(2.5)	(8.3)	(1.4)

EBITDA, as defined	$16.0	$7.7	$4.3	$14.7	$2.0

Trailing Four Quarters EBITDA, as defined	$73.0	$54.5	$47.6	$42.7	$28.7

Permitted Adjustments are adjustments specified in our debt agreements, which are used in the calculation of EBITDA, as defined. Permitted Adjustments for the same period include:

(in millions)	3Q 06	4Q 06	1Q 07	2Q 07	3Q 07
Johnsonville Fibers Disposal Costs, net	$34.1	($2.4)	($1.0)	($1.1)	($1.0)
Hurricane Katrina Costs, net	0.9	(6.6)	0.2	(6.1)	—
Sale of Assets, net	—	—	—	(1.4)	—
Legal and Settlements Costs	—	—	(1.9)	—	—
Goodwill Impairment	—	33.4	—	—	—
Pension Actuarial Gains	—	(2.6)	—	—
Other	2.6	0.6	0.2	0.3	(0.4)

Total Permitted Adjustments	$37.6	$22.4	($2.5)	($8.3)	($1.4)

Despite the importance of EBITDA, as defined we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and is not intended to represent cash flows or an alternative to net earnings (loss). The EBITDA information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.
*      *       *       *

Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester fiber.
Non-GAAP financial measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, management believes “EBITDA, as defined” as described on the Company’s web site is an important measure used by investors, analysts and financial institutions to evaluate the Company’s performance. EBITDA, as defined is calculated by adding Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and Permitted Adjustments. All of the Permitted Adjustments were included in Earnings (Loss) from Continuing Operations.         .
Webcast of Conference Call
Wellman, Inc. will conduct a conference call to review 3rd quarter 2007 results at 1:30 P.M. Eastern Time on Tuesday, October 30, 2007. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon October 30, 2007 and will remain on the website for 7 days. The replay can be accessed by following the same procedure used to access the live Webcast. Presentation slides for the conference call will be available at 1:30 P.M. Tuesday, October 30, 2007 on the Wellman, Inc. website Investor Relations page under the Webcasts and Conferences section as well as part of the live webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Financial Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedures used to access the Webcast.
Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update this information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; inability to execute our strategy; environmental risks and foreign currency exchange rates; natural disasters; regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2006.

Wellman, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In Millions, except per share data)

	September 30,	December 31,	March 31,	June 30,	September 30,
	2006	2006	2007	2007	2007
Net Sales	$307.6	$289.2	$319.2	$299.9	$270.8

Cost of Sales	297.6	285.3	316.2	291.1	271.2

Gross Profit	10.0	3.9	3.0	8.8	(0.4)

Selling, General and Administrative Expenses	12.3	12.5	11.7	9.9	10.9

Restructuring Charges	—	—	2.9	0.2	—

Provision for Uncollectible Accounts	—	0.1	0.1	0.2	0.2

Other (Income) Expense, Net	35.2	21.1	(2.7)	(8.5)	(1.6)

Operating Income (Loss)	(37.5)	(29.8)	(9.0)	7.0	(9.9)

Interest Expense, Net	15.7	15.3	15.1	15.2	16.0

Loss From Continuing Operations Before Income Tax Expense (Benefit)	(53.2)	(45.1)	(24.1)	(8.2)	(25.9)

Income Tax Expense (Benefit)	(18.9)	(6.9)	—	—	(3.6)

Loss From Continuing Operations	(34.3)	(38.2)	(24.1)	(8.2)	(22.3)

Earnings (Loss) From Discontinued Operations, Net of Income Taxes (Benefit)	(1.3)	(10.9)	(0.2)	(3.2)	4.3

Net Loss	$(35.6)	$(49.1)	$(24.3)	$(11.4)	$(18.0)

Net Loss Attributable to Common Stockholders:

Net Loss	$(35.6)	$(49.1)	$(24.3)	$(11.4)	$(18.0)

Accretion	(3.6)	(3.8)	(3.7)	(3.8)	(4.0)

Net Loss Attributable to Common Stockholders	$(39.2)	$(52.9)	$(28.0)	$(15.2)	$(22.0)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	$(1.19)	$(1.32)	$(0.86)	$(0.37)	$(0.81)
Net Earnings (Loss) Attributable to Common Stockholders From Discontinued Operations	(0.04)	(0.34)	(0.01)	(0.10)	0.13

Net Loss Attributable to Common Stockholders	$(1.23)	$(1.66)	$(0.87)	$(0.47)	$(0.68)

Basic and Diluted Weighted-Average Common Shares Outstanding	31.9	31.9	32.2	32.3	32.3

WELLMAN, INC.
SUPPLEMENTAL INFORMATION**
NET SALES BY GROUP

(Millions $)	3Q06	4Q06	1Q07	2Q07	3Q07
Segments:
Chemical-Based	$271	$252	$296	$284	$257
Recycled-Based	37	38	23	16	14

Total Net Sales	$308	$289	$319	$300	$271

BALANCE SHEET DATA 9/30/07

(Millions $)
Accounts Receivable	$150
Inventories	$94
Debt, Net	$576
CASH FLOW DATA

(Millions $)	3Q06	4Q06	1Q07	2Q07	3Q07
Depreciation from continuing operations	$11.6	$10.8	$11.7	$11.8	$8.8
Amortization (non-interest)	4.3	4.3	4.1	4.2	4.5
Amortization (Interest)	1.1	1.1	1.1	1.1	1.1

Total Depreciation & Amortization from continuing operations	$17.0	$16.2	$16.8	$17.1	$14.4
Capital expenditures from continuing operations	$3.4	$3.4	$2.4	$2.8	$3.1
SEGMENT PROFIT *

Segments:
(Millions $)	3Q06	4Q06	1Q07	2Q07	3Q07
Chemical-Based	$14.4	$7.9	$4.8	$16.7	$2.9
Recycled-Based	1.6	(0.2)	(0.5)	(2.0)	(0.9)

Segment Profit	16.0	7.7	4.3	14.7	2.0
Interest Expense, Net	(15.7)	(15.3)	(15.1)	(15.2)	(16.0)
Depreciation and Amortization	(15.9)	(15.1)	(15.8)	(16.0)	(13.3)
Permitted Adjustments	(37.6)	(22.4)	2.5	8.3	1.4

Loss From Continuing Operations before Income Tax Expense (Benefit)	($53.2)	($45.1)	($24.1)	($8.2)	($25.9)

*	Segment profit is based on EBITDA, as defined, which is the primary financial measure used by Wellman, Inc.’s Chief Operating Decision Maker to assess performance and allocate resources. Despite the importance of EBITDA, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and is not intended to represent cash flows or an alternative to Loss From Continuing Operations.

**	Preliminary information.
CONFERENCE CALL INFO
Wellman, Inc. will host a conference call to review 3Q 2007 on Tuesday, October 30, 2007 at 1:30 p.m. ET. You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page http://www.wellmaninc.com, go the Investor Relations page, and follow the prompts.
The call and related documents contain copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.